[Draft--05/14/99]


                                                                     EXHIBIT 1.1



                        7,600,000 Shares of Common Stock


                            Wit Capital Group, Inc.


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                     May ., 1999


BEAR, STEARNS & CO. INC.
Wit Capital Corporation, as e-Manager
Thomas Weisel Partners LLC
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
----------
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY 10167

Dear Sirs:

          Wit Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of
                      ----------
7,600,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,140,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.
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                                                                               2



          1.  Representations and Warranties of the Company. The Company
              ----------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-74619), and may have filed an amendment or amendments thereto, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement", and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

          (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not or will not contain an untrue statement of a material fact and did not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When the preliminary prospectus dated May ., 1999 relating to the Shares was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c) Arthur Andersen LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants with respect to the Company as required by the Act and the Regulations.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (f)  The execution, delivery, and performance of this Agreement and the consummation of the transactions
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                                                                               4

contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws and the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters.

          (g)  All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights, except such rights as have been waived. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights, except such rights as have been waived.
The Company had, at March 31, 1999, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" (under the "Actual" column in the table set forth under such caption). The Common Stock, the
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                                                                               5

Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

          (i) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its certificate of incorporation or by-laws (or other organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) only, for violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

          (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is
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                                                                               6

subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

          (k) There is no statute, regulation, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or, in the case of a contract or other document, to be filed as an exhibit to the Registration Statement, that is not described or filed, as the case may be, as required.

          (l) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale or resale of the Shares.

          (m) The financial statements, including the notes thereto, and the supporting schedule included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedule included in the Registration Statement presents fairly the information required to be stated therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (n) Except such rights as have been waived or as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (o) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

          (p) The Common Stock of the Company, including the Shares, has been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

          (q) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent labor dispute or disturbance by the employees of any of its principal customers, suppliers, contractors or providers of outsourced services that might have a Material Adverse Effect.

          (r) The Company and its subsidiaries own, possess, license or have rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as described in the Prospectus, (i) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property, (ii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, (v) to the Company's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office. True and correct copies of all material licenses and other material agreements between the Company, its subsidiaries and any third parties relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters or their counsel.

          (s) The Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

          (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

          (u) The Company and its subsidiaries own no real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

          (v) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as (i) the Company believes are prudent and customary in the businesses in which it is engaged and (ii) are consistent with insurance coverage maintained by similar companies in similar businesses; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

          (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers, suppliers or providers of outsourced services of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

          (y) The Company and its subsidiaries have implemented a comprehensive program to analyze and address the risk that their internal information technology and non-information technology systems may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and the Company believes, based on such assessment, that its and its subsidiaries' computer hardware and software systems are and will be able to process date information prior to and after December 31, 1999 without any errors, aborts, delays or other interruptions in operations associated with the Year 2000 Problem; and the Company has contacted those of its vendors with whom it has important financial or operational relationships and believes (i) based on information received from such vendors, that each such vendor has remedied or will remedy on a timely basis the Year 2000 Problem and (ii) that it could find a suitable replacement vendor without significant delay or expense in the event that any such vendor fails to remedy on a timely basis the Year 2000 Problem.

          (z) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

          (bb) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          2.  Purchase, Sale and Delivery of the Shares.
              ------------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $., the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional
                                        ----------
number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than 10 business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing

Date. If you so elect, delivery of the Firm Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 1,140,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the
                                               --------  -------
Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date. If you so elect, delivery of the Additional Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth
                       ----------
in Section 10 hereof) bears to 7,600,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made by wire transfer of immediately available funds to an account designated by the Company, and the closing shall take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          3.  Offering.  Upon your authorization of the release of the Firm
              ---------
Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          4.  Covenants of the Company.  The Company covenants and agrees with
              -------------------------
the Underwriters that:

          (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the judgment of the Underwriters or the Company, at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you one signed copy of the Registration Statement, including exhibits and all amendments thereto, and will maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Bear, Stearns & Co.

Inc., Wit Capital Corporation and Thomas Weisel Partners LLC an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Bear, Stearns & Co. Inc., that may be transmitted electronically by Bear, Stearns & Co. Inc. and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act ("the Prospectus Delivery Period"); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed with the Commission through its "EDGAR" system (as such term is defined in Regulation S-T promulgated by the Commission), except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to Bear, Stearns & Co. Inc., that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence.

          (e) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof, but in no event for longer than one year; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (f) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

          (g) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (h) During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., issue, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of the rules promulgated under
Section 16 of the Exchange Act with respect to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce an intention to effect any such transaction, and the Company will obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by you and listed on

Schedule II attached hereto not to engage in any of the aforementioned
-----------
transactions on their own behalf; provided, however, that the Company may (i)
                                  --------  -------
sell the Shares hereunder, (ii) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan, retirement plan or dividend reinvestment plan of the Company in effect on the date of this Agreement, (iii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this Agreement and (iv) issue and sell shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant or issue any options, rights or warrants to purchase shares of Common Stock and issue shares of Common Stock upon conversion, exercise of exchange thereof (all such shares of Common Stock referred to in this clause (iv) are collectively referred to as "Supplemental Shares") in connection with raising additional capital or making acquisitions so long as each person who acquires any Supplemental Shares enters into an agreement with the Company that contains provisions to the effect that such person may not sell, offer to sell, solicit an offer to buy, contract to sell, pledge, grant any option to purchase, or otherwise transfer or dispose of, any such Supplemental Shares, without the prior written consent of Bear, Stearns & Co. Inc. at any time during the period of 180 days from the date of the Prospectus (which agreement shall provide that such provisions may not be amended, nor may the performance of any obligations under such provisions be waived, without the prior written consent of Bear, Stearns & Co. Inc.), and the certificates evidencing such Supplemental Shares bear a legend that sets forth such restrictions on transfer or disposition.

          (i) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (j) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

          (k) The Company will use its best efforts to cause the Shares to be qualified for inclusion in the Nasdaq National Market.

          (l) During a period of 180 days from the date of the Prospectus, the Company shall not propose, or agree to any proposal, to amend any provision of the Company's certificate of incorporation that relates to the terms of the Company's Class C Common Stock without the prior written consent of Bear, Stearns & Co. Inc.

          5.  Payment of Expenses.  Whether or not the transactions contemplated
              --------------------
in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in reasonable quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

          6.  Conditions of Underwriters' Obligations.  The obligations of the
              ----------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Cravath, Swaine & Moore ("Under writers' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than (i) if pricing pursuant to Rule 430A, 5:30 P.M., New York time, on the date of this Agreement or (ii) if pricing pursuant to a pricing amendment, 12:00 P.M., New York time, on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) Each of the Company and its wholly owned subsidiary, Wit Capital Corporation, a New York corporation (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and the Subsidiary taken as a whole. Each of the Company and the Subsidiary has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All the issued and outstanding capital stock of the Subsidiary has been duly and validly issued and is fully paid and nonassessable and, to such counsel's knowledge, was not issued in violation of preemptive rights, except such rights as have been waived, and is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

          (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and, to such counsel's knowledge, were not issued in violation of or subject to any preemptive rights, except such rights as have been waived. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when issued, sold and delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive rights, except such rights as have been waived. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (iii) The Shares to be sold under this Agreement to the Underwriters have been duly registered pursuant to Section 12 of the Exchange Act.

          (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (v) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or the Subsidiary, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

          (vi) There is no statute, regulation, contract or other document known to such counsel of a character required to be described in the Registration Statement or the Prospectus, or, in the case of a contract or other document, to be filed as an exhibit to the Registration Statement, that is not described or filed, as the case may be, as required.

          (vii) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or the Subsidiary is a party or by which either of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or the Subsidiary, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act and the rules of the NASD.

          (viii) The Company is not, and upon consummation of the transactions contemplated hereby will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (ix) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and the supporting schedule and other financial data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

          (x) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission; and all filings required by Rule 424(b) of the Regulations have been made.

          (xi) To such counsel's knowledge, no holder of any security of the Company has any right, not effectively satisfied or waived, to require inclusion of shares of Common Stock or any other security of the Company in the Registration Statement.

          In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included therein).

          The opinion of such counsel shall be limited to the laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and, in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiary, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

          (c) At the Closing Date you shall have received the opinion of Potter, Anderson & Corroon LLP, special Delaware counsel to the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that [(i) the reclassification of the Company's outstanding

Common Stock into Class C Common Stock, which was effected pursuant to an amendment to the Company's certificate of incorporation filed with the Secretary of State of the State of Delaware on May ., 1999 (the "Amendment"), is legal and valid under the General Corporation Law of the State of Delaware and (ii) the restrictions on transfer relating to the Company's Class C Common Stock set forth in the Amendment are legal and valid under the General Corporation Law of the State of Delaware].

          (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date you shall have received a certificate of a Co-Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Arthur Andersen LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to March 31, 1999, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to March 31, 1999 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1999 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the

Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or
(C) that during the period from April 1, 1999 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or any increase, as compared with the corresponding period in the prior fiscal year, in operating loss or total or per share net loss, except for decreases or increases, as the case may be, which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (h) You shall have received from each person who is a director or officer of the Company and such shareholders as have been heretofore designated by you and listed on Schedule II hereto an agreement to the effect that such
                     -----------
person will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person or by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of the rules promulgated under
Section 16 of the Exchange Act with respect to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Prospectus; provided, however, that no such
                                              --------  -------
agreement shall in any way limit the rights of the Company to issue and sell Common Stock as provided in Section 4(h) of this Agreement.

          (i)  At the Closing Date, the Shares shall
have been approved for quotation on the Nasdaq National Market.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancelation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          7.  Indemnification.
              ----------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that the Company will not be liable in any such case to the
--------  -------
extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided,
                                                                 --------
however, that in no case shall any Underwriter be liable or responsible for any
-------
amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the eighth, eleventh and fourteenth paragraphs and the first sentence of the sixth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was
                             --------  -------
not unreasonably withheld.

          8.  Contribution.  In order to provide for contribution in
              -------------
circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering(net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no intent or knowledge of, or
                       --------  -------
opportunity to correct or prevent any such statement or omission by, Wit Capital Corporation shall be attributed to any other Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the second preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was
                                      --------  -------
not unreasonably withheld.

          9.  Qualified Independent Underwriter.
              ----------------------------------

          (a) The Company hereby confirms its engagement of the services of Bear, Stearns & Co. Inc. as, and Bear, Stearns & Co. Inc. hereby confirms its agreement with the Company to render services without compensation as, a "qualified independent underwriter" (in such capacity, the "a=") within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD with respect to the offering and sale of the Shares.

          (b) The QIU hereby represents and warrants to, and agrees with, the Company and the other Underwriters that, with respect to the offering and sale of the Shares as described in the Prospectus:

          (i) the QIU qualifies as, and constitutes, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD;

          (ii) the QIU has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

          (iii) the QIU has agreed in acting as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD to undertake the legal responsibilities and liabilities of an underwriter under the Act, specifically including those inherent in Section 11 thereof;

          (iv) based upon, among other factors, the information set forth in the Prospectus and its review of such other documents and the taking of such other actions as the QIU, in its sole discretion, has deemed necessary or appropriate for the purposes of delivering its recommendation hereunder, the QIU recommends, as of the date of the execution and delivery of this Agreement, that the price at which the Shares are to be distributed to the public shall not be higher than that set forth on the cover page of the Prospectus, which price should in no way be considered or relied upon as an indication of the value of the Shares; and

          (v) the QIU will furnish to the other Representatives on the Closing Date a letter, dated the date thereof, in form and substance satisfactory to the other Representatives, to the effect of clauses (i) through (iv) above.

          (c) The Company, the QIU and the other Underwriters agree to comply in all material respects with all of the requirements of Rule 2720 of the Conduct Rules of the NASD applicable to them in connection with the offering and sale of the Shares. The Company agrees to cooperate with the Underwriters, including the QIU, to enable the

Underwriters to comply with Rule 2720 of the Conduct Rules of the NASD and to enable the QIU to perform the services contemplated by this Agreement.

          (d) The Company agrees promptly to reimburse the QIU for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with the services to be rendered as QIU hereunder.

          (e) The QIU hereby consents to the references to it in its capacity as "qualified independent underwriter" as set forth under the caption "Underwriting" in the Prospectus.

          (f) The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD with respect to the offering and sale of the Shares and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          10.  Default by an Underwriter.
               --------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm
                          ----------
Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this
Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          11.  Survival of Representations and Agreements. All representations
               -------------------------------------------
and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

          12.  Effective Date of Agreement; Termination.
               -----------------------------------------

          (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 12 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York or American Stock Exchanges or on Nasdaq shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or on Nasdaq by the New York or American Stock Exchanges, the NASD or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or Federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if, after the date hereof, the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 12(a) hereof or (ii) Section 10(b) or 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          13.  Notices.  All communications hereunder, except as may be
               --------
otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue,
New York, NY 10167, Attention of            ; if sent to the Company, shall be
mailed, delivered, or telegraphed and confirmed in writing to the Company, 826 Broadway, Sixth Floor, New York, NY 10003, Attention of: Robert H. Lessin and Ronald Readmond, Co-Chief Executive Officers.

          14.  Parties.  This Agreement shall inure solely to the benefit of,
               --------
and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          15.  Governing Law.  This Agreement shall be governed by and construed
               --------------
in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       WIT CAPITAL GROUP, INC.

                                         by
                                           -----------------------------------
                                           Name:
                                           Title:


Accepted as of the date
first above written:

BEAR, STEARNS & CO. INC.,
Wit Capital Corporation, as e-Manager
Thomas Weisel Partners LLC

On behalf of themselves and the other
Underwriters named in Schedule I
                      ----------
hereto


BY: BEAR, STEARNS, & CO. INC.

by
  ------------------------
  Name:
  Title:

                                   SCHEDULE I


Name of Underwriter           Number of Firm
                               Shares to be
                                Purchased
--------------------------------------------

Bear, Stearns & Co. Inc.
--------------------------------------------
Wit Capital Corporation

--------------------------------------------
Thomas Weisel Partners LLC

--------------------------------------------


--------------------------------------------


--------------------------------------------


--------------------------------------------

                                   --------
--------------------------------------------

          Total...........         ========
--------------------------------------------

                                  SCHEDULE II

            [Names of shareholders subject to the lock-up provision]